2018 Highlights Asset Size Market Cap Stock Price $7.3 $1.3 $37.84 billion billion as of 12.31.18 “We are pleased to announce another successful year with record net income for 2018. We have great momentum as we move into 2019 thanks to our great team of bankers and our robust markets.” -Todd Brice, Chief Executive Officer Net Income in millions $105.3 * 2018 $86.4 Record net income 2017 $71.4 2016 * 22% Increase in cash Earnings Per Share 21% dividends paid in 2017 $3.01 21% Established in 1902 & experiencing growth throughout Pennsylvania, Ohio, and New York. Upstate NY Western PA Performance RETURN ON RETURN ON RETURN ON AVERAGE ASSETS AVERAGE EQUITY TANGIBLE EQUITY 1.50% 11.60% 17.14% IN 2018 IN 2018 IN 2018 *This is a non-GAAP number that adjusts for the effects of a one-time, non-cash re-measurement of $13.4 million of our deferred tax asset in the fourth quarter of 2017. Refer to non-GAAP reconciliation included in exhibit 99.1 of this filing.